Exhibit 10.4

***Text Omitted and Filed Separately with the Securities and Exchange Commission.

Confidential Treatment Requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406

AMENDMENT NUMBER 3

TO THE LICENSE AND DISTRIBUTION AGREEMENT

between GW PHARMA LIMITED (“GW”) having its registered office at Porton Down Science Park, Salisbury, Wiltshire SP4 OJQ and BAYER HEALTHCARE AG, Division Pharma, having its registered office at Bayerwerk, 51368 Leverkusen, Germany (“Bayer”)

WHEREAS, Bayer and GW executed a License and Distribution Agreement as of the 20th day of May 2003, as amended by Amendments Number 1 and 2;

WHEREAS, Bayer and GW now wish to complete Appendices 5 and 6 for the Canadian Territory.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                                      Appendix 5, Part B, and Appendix 6, Part B, are completed for the Canadian Territory in the form attached to this Amendment.

2.                                      This Amendment shall be executed in two counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Amendment, but all counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties, through their authorised officers, have executed this Agreement as of the date first written above.

Signed for and on behalf of	Signed for and on behalf of

BAYER HEALTHCARE AG	GW PHARMA LIMITED

Leverkusen, February 22, 2005	Salisbury, March 1st 2005

/s/ Dr. Horst Harenberg	/s/ Justin Gover
Dr. Horst Harenberg Head of International Cooperations and Licensing Europe	Justin Gover Managing Director

/s/ Dr. Dirk Ehle	/s/ David Kirk
Dr. Dirk Ehle Law and Patents	David Kirk Finance Director

APPENDIX 5

ORDERS FOR PRODUCTS

The following provisions apply under the provisions of Clause 3 in relation to the following countries of the Territory:

PART B

Canadian Territory

1.                                      Bayer Inc. through Bayer shall provide to GW within the first five working days of each month with a forecast APPENDIX of demand for the Product(s) for at least the following   ***    (***) months (“Forecast APPENDIX”). The forecast APPENDIX shall be updated monthly. In addition and subject to Clauses 2 - 7 below, Bayer shall GW during the Fourth (4th) quarter of each calendar year with an annual forecast for the following calendar year which shall serve as a basis for the ordering system and shall not contain binding orders but quantities corresponding to the first twelve (12) months of the Forecast APPENDIX. Against this annual forecast Bayer will formally call off the respective quantities.

2.                                      Based on the *** month projected forecast, Bayer shall provide GW the Purchase Order Requirements which may represent half or full batches of requirements, notwithstanding that the first *** (***) months is the Firm Order Period. A purchase order will be forwarded by Bayer to GW for each firm requirement. Bayer Inc. will generate and provide Bayer one (1) purchase order projecting the total yearly purchase based on the forecast. GW will be provided with Bayer and Bayer Inc. purchase order and will ensure that all shipments (packaging slip) reference the Bayer Inc and Bayer purchase order, article code, batch number, weight and volume.

3.                                      The quantities of the Products detailed in the first *** (***) months of each Forecast APPENDIX (“Firm Order Period”) shall (to the extent set out in Appendix 5) constitute a binding commitment on Bayer in relation to each Country to purchase such quantities of the Products from GW on the terms and conditions of this Agreement (“Firm Order”). With respect to each Bayer Inc, Bayer shall issue to GW a Firm Order for the quantity of the Products ordered for the Firm Order Period not later than *** (***) weeks prior to the Delivery date specified therein. The Firm Order shall specify the arrangements for Delivery of the Products. The Parties agree that all Firm Orders for the Products placed by Bayer with GW under this Agreement shall be supplied on the terms of this Agreement.

4.                                      In determining Firm Order quantities for Canada, Bayer shall take account of Manufacturing batch sizes, such that Bayer must accept a half or full batches per order and the orders are fulfilled orders, actual quantities of Products Manufactured which are within a margin of *** (***) percent of the Firm Order quantity. In the event GW supplies quantities in an aggregated shortfall of more than thirty (30) percent, then GW shall discuss with Bayer Inc and AG whether they are obliged to make up such shortfall quantities as early as possible. The Manufacturing of a full batch size for the Products shall be *** (   ***   ) vials (   ***   ) and half a batch quantity will represent *** (   ***   ) vials (   ***   ). Any variance to the order quantity shall be notified by GW to Bayer Inc. & Bayer in writing.

5.                                      The volumes detailed in the *** (***) months after the Firm Order Period of the Forecast APPENDIX (the “Semi-Firm Order Period”, being months ***) shall represent a semi-firm

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                                order for each Canada, meaning that Bayer shall be obliged to order and purchase at least ***% of the initial forecast for any month *** forecast. For the avoidance of doubt the initial forecast for any month 8 forecast may not vary by more than thirty percent (+1-) by the time that forecast becomes a Firm Order. GW shall hold sufficient stocks of intermediates to meet the forecast requirements during the Firm Order Period and up to    ***     percent (***%) of the forecast requirements detailed in the Semi-firm Order Period. Both Parties shall conduct their businesses so as to minimize any stock write-offs. Bayer Inc. may ask GW for additional quantities to be manufactured and delivered by GW. GW shall use its reasonable efforts to comply with Bayer Inc. additional demand. In any case GW shall give notice to Bayer Inc and Bayer within two (2) business days if additional quantity will be required.

6.                                      GW shall respond to each Firm Order received from Bayer within three (3) business days of receipt. The response shall include confirmation of the Delivery dates and quantity as set out in the Firm Order. In the event that discussion is required regarding the timings of production and Delivery then the relevant planning personnel from both Parties will negotiate in good faith and agree and confirm in writing an amended Forecast APPENDIX within four (4) business days of receipt by GW of the original Forecast APPENDIX except during the period 20th December to 6th January in each year when the periods of three (3) or four (4) business days referred to herein shall be replaced by eight (8) business days in each case.

7.                                      It is understood that volumes detailed in relation to the remaining *** (***) months of the Forecast APPENDIX after the Firm Order Period and the Semi-Order Period constitute an estimate of the future Product requirement of Bayer Inc. and its Affiliates for each Country within the Territory and do not comprise any minimum purchase requirement or any binding commitment by Bayer or its affiliates to purchase such volume of the Products.

8.                                      Binding orders subject to approval in the Territory for Bayer Inc. requirements of Launch Stocks shall be provided by Bayer Inc. and Bayer within ten (10) business days of the Effective Date. The delivery date shall be agreed by the UK Country Commercialization Committee. Bayer shall notify GW in writing with a copy to Bayer Inc. of the Delivery date for the Launch Stocks at least *** (***) weeks before due delivery date specified for Launch.

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

APPENDIX 6

DELIVERY OF PRODUCTS

The following provisions apply under the provisions of Clause 4 in relation to the following countries of the Territory:

PART B

Canadian Territory

1.                                      GW shall ensure that the Products manufactured hereunder are delivered in Canada in accordance with the provisions of this Agreement. The costs of Delivery of the Products from GW or the premises of its Authorized Contractor as appropriate to Bayer’s nominated distribution centre or other nominated location in the Canada in question shall be borne by Bayer Inc.

2.                                      With respect to Launch Stocks and for all the Products Manufactured with a maximum permitted shelf life of *** (***) months, there shall be a minimum of *** (***) months’ shelf life remaining on the Products at the date of Delivery requested by Bayer Inc. on each Bayer Inc. order. In the case of any of the Products with less than *** (***) months’ shelf-life, the Products shall be returned to GW at GW’s reasonable cost and replaced with Product having the required shelf-life at no cost to Bayer, unless Bayer Inc. and Bayer accepts these products for sale.

3.                                      In the event that the shelf-life permitted by a Governmental Authority applicable to a Country is extended beyond *** (***) months or to any other period the Parties shall negotiate in good faith and agree in writing the revised shelf life remaining on the Products upon Delivery to Bayer Inc. and the date upon which the first Delivery shall be made of the Products with such extended shelf-life PROVIDED ALWAYS THAT at the date of Delivery requested by Bayer Inc. on each Bayer and Bayer Inc. order the shelf life remaining on the Products at the date of Delivery shall be at least    ***     percent (*** %) of the total shelf life available for the Products or *** (***) months. In the event that the said Governmental Authority approves an extension to the shelf-life beyond *** (***) months or approval for the    ***     size, the Parties shall develop an implementation and transition to plan to minimize write-off costs for the    ***     vial and to ensure minimum disruption to patients and any write-offs costs shall be shared equally. Bayer Inc. shall undertake to launch the     ***      vial for the Products, upon agreement as to the transitional arrangements, and subject to approval by the Governmental Authority and availability of stocks of the Products from GW to satisfy Bayer Inc. Firm Order requirements.

4.                                      In the event of a delay caused by the acts or omissions of a Governmental Authority in a Country resulting in a delayed Launch beyond the Launch date to be agreed between the parties in writing and Bayer Inc. is not able to sell such part or all of the Launch Stocks, the Parties shall equally share GW’s write-off costs of the destruction of any Launch Stocks of the Products calculated in accordance with Appendix 5. GW shall provide replacement stocks in respect of any destroyed Launch Stocks as soon as is reasonably practicable. If GW has invoiced Bayer with any proportion of such destroyed Launch Stocks GW shall credit Bayer with the invoiced value of that proportion of the Launch Stocks.

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

5.                                      In the event that GW fails to deliver in response to the Firm Orders for the Products for a Country on the specified Delivery date by reason of delay, GW shall provide a revised Delivery date. In the event that Delivery is more than ten (10) business days later than the original specified Delivery date, GW shall provide to Bayer and Bayer INC. an action plan to achieve within twenty (20) business days from the original delivery date and Bayer Inc. is able to demonstrate that it has thereby suffered a material stock shortage of the Products at its nominated distribution centre                      ***

                                                                                                                                                                                           :

***	***
***	***
***	***
***	***

***

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.